Registration No. 333-8264

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nippon Denshin Denwa Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

Nippon Telegraph and Telephone Corporation

(Translation of registrant’s name into English)

Japan	None
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3-1, Otemachi 2-Chome

Chiyoda-ku, Tokyo 100-8116 Japan

Telephone: +81-3-5205-5451

(Address and telephone number of registrant’s principal executive offices)

Robert W. Mullen, Jr., Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

USA

Telephone: (212) 530-5150

(Name, address and telephone number of agent for service)

EXPLANATORY STATEMENT

On January 28, 1998, Nippon Telegraph and Telephone Company (the “Company”) filed a Registration Statement on Form F-3 (Registration No. 333-8264) (the “Registration Statement”) relating to the registration of an aggregate of U.S. $1,500,000,000 of the Company’s global securities (the “Global Securities”). An aggregate of U.S. $1,050,000,000 of Global Securities remains unsold. This Post-Effective Amendment No.1 to the Registration Statement is being filed to remove from registration all Global Securities registered under the Registration Statement and remaining unsold by the Company as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on March 26th, 2008.

NIPPON TELEGRAPH AND TELEPHONE CORPORATION
(Registrant)

By	/s/ Osamu Hirokado
Osamu Hirokado
General Manager, Finance Office
Finance and Accounting Department